Exhibit 10.6

REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

JULY 1, 2013

BUYER:

SUPERIOR UNIFORM GROUP, INC.,

A FLORIDA CORPORATION

SELLER:

TAA INVESTMENTS, LLC

A GEORGIA LIMITED LIABILITY COMPANY

REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

TABLE OF CONTENTS

1.	PURCHASE PRICE		2
2.	OPENING OF ESCROW		2
3.	TITLE TO PROPERTY		2
4.	CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE		2
	4.1	Tests and Studies	2
	4.2	Accuracy of Representations	3
	4.3	Foreign Investments	3
	4.4	Asset Purchase Agreement	3
5.	CONDITIONS TO SELLER’S OBLIGATION TO SELL		3
	5.1	Performance by Buyer	3
	5.2	Accuracy of Representations	4
	5.3	Payment of Purchase Price	4
	5.4	Asset Purchase Agreement	4
6.	BUYER’S DELIVERIES TO TITLE COMPANY AND SELLER		4
	6.1	Purchase Price	4
	6.2	Escrow Agreement	4
	6.3	Failure to Deliver	4
7.	SELLER’S DELIVERIES TO TITLE COMPANY AND BUYER		4
	7.1	Deed	4
	7.2	Association Estoppel	4
	7.3	Termination of Lease	5
	7.4	Assignment of Property Rights and Contracts	5
	7.5	Title Documents	5
	7.6	Documents Needed to Close	5
	7.7	Keys and Codes	5
	7.8	Affidavit of Seller’s Residence	5
	7.9	Escrow Agreement	6
	7.10	Failure to Deliver	6
8.	THE CLOSING		6
9.	PRORATIONS, COSTS AND EXPENSES		6
	9.1	Prorations and Apportionments	6
	9.2	Payment of Adjustments to Proration	7
	9.3	Seller’s Costs and Expenses	7
	9.4	Buyer's Costs and Expenses	7
10.	DISTRIBUTION OF FUNDS AND DOCUMENTS		7
	10.1	Escrow Funds	7
	10.2	Form of Distributions	7
	10.3	Recorded Documents	8
	10.4	Non-Recorded Documents	8
	10.5	Cash Disbursements	8

1

	10.6	Copies of Documents	8
11.	REPRESENTATIONS AND WARRANTIES OF SELLER		8
	11.1	Authority of Seller	8
	11.2	Condition of Property	8
	11.3	Use and Operation	9
	11.4	Land Use Regulation	9
	11.5	Litigation	9
	11.6	Other Contracts to Convey	9
	11.7	Environmental Compliance/Hazardous Materials	9
	11.8	Property Tax Assessment	10
	11.9	Agreements Affecting the Property	10
	11.10	Use Permits and Other Approvals	10
	11.11	Access to Highways and Roads	11
	11.12	Zoning	11
	11.13	Encroachments	11
	11.14	Broker	11
12.	REPRESENTATIONS & WARRANTIES OF BUYER		11
	12.1	Authority of Buyer	11
	12.2	Litigation	11
	12.3	Financial Condition	12
	12.4	No Broker	12
13.	POST-CLOSING		12
	13.1	Survey	12
	13.2	Post-Closing Requirements	13
14.	INDEMNIFICATION		13
	14.1	Survival	14
	14.2	Indemnification of the Buyer Parties	14
	14.3	Indemnification of the Seller	14
	14.4	Limitations on Indemnification.	15
	14.5	Provisions Related to Indemnification of the Buyer Parties	15
	14.6	Indemnification Procedures	16
	14.7	Payments	16
	14.8	Set-Off	16
	14.9	Tax Treatment of Indemnification Payments	16
	14.10	Cumulative Remedies	16
15.	POSSESSION		16
16.	NOTICES		16
17.	GENERAL PROVISIONS		18
	17.1	Recitals	18
	17.2	Manner of Taking Title	18
	17.3	Right to Assign	18
	17.4	Gender; Number	18
	17.5	Captions	18
	17.6	Exhibits	18
	17.7	Calculation of Days	18
	17.8	Entire Agreement	19

2

17.9	Modification	19
17.10	Attorneys’ Fees	19
17.11	Joint and Several Liability	19
17.12	Choice of Law	19
17.13	Arbitration	20
17.14	Consent to Jurisdiction and Service of Process; Waiver of Jury Trial	21
17.15	Time of Essence	21
17.16	Severability	22
17.17	Successors and Assigns	22
17.18	Drafting	22
17.19	OFAC Compliance	22
17.20	No Agreement Until Accepted	23
17.21	Counterparts	23

EXHIBIT “A” – LEGAL DESCRIPTION OF PROPERTY

3

REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

This Real Estate Purchase Agreement and Escrow Instructions (“Agreement”), dated July 1, 2013, for reference purposes only, is made by and between TAA INVESTMENTS, LLC, a Georgia limited liability company (“Seller”), and SUPERIOR UNIFORM GROUP, INC., a Florida corporation ( “Buyer”), and is made with reference to the recitals set forth below, and constitutes (i) a contract of purchase and sale between the parties and (ii) escrow instructions to HUGHES WHITE KRALICEK, P.C. (“Title Company” or “Funding Agent”).

RECITALS

A.     Property.     Seller owns those certain parcels of land lying and being situated in Forsyth County, Georgia, and being more particularly described in Exhibit A attached hereto (the “Land”), together with the following:

(a)     all buildings and other improvements situated on the Land, including, but not limited to, any fixtures, building materials or equipment located thereon (collectively, the “Improvements”);

(b)     all and singular the rights and appurtenances pertaining thereto including but not limited to any right, title and interest of Seller in and to adjacent streets, roads, alleys, appurtenances, easements, rights-of-way and air, mineral and development rights to the extent that such right, title and interest exist;

(c)     all property consisting of fixtures owned by Seller and located and installed thereon, including, but not limited to, all HVAC equipment, burglar alarms, signage and lighting systems (all “personal property” that is not deemed a fixture that is to be transferred from Seller to Buyer shall be described and governed by the terms of the Asset Purchase Agreement described in Section 4.4 here and shall not be part of the “Property” to be covered by this Agreement);

(d)     any and all development rights and other intangible rights and interests owned by Seller and in any way related to, benefiting, or used and/or to be used in connection with the Land;

(e)     all licenses, permits, consents, rights-of-way and approvals that benefit or are related to the Land, including, but not limited to, all riparian and littoral rights, all air rights, all prepaid impact and other fees, all sewer and water rights/commitments, zoning applications and other land use and/or development rights/commitments; and

(f)     such other rights, interests and properties as may be specified in this Agreement to be sold, transferred, assigned or conveyed by Seller to Buyer.

The parcel of land described in Exhibit A, together with the Improvements, rights, interests and other properties described above, are collectively called the "Property."

B.     Purchase and Sale.     Seller desires to sell the Property, and Buyer desires to purchase the Property, upon the terms and conditions set forth below.

1.    PURCHASE PRICE

In consideration of the covenants contained in this Agreement, Seller shall sell and Buyer shall purchase the Property for a total purchase price of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) (“Purchase Price”), which shall be delivered by Buyer to Title Company on or before the Closing in Cash (defined as an amount credited by wire transfer into Title Company’s bank account) as set forth below.

2.  OPENING OF ESCROW

Simultaneously with execution of this Agreement, Buyer and Seller shall open an escrow (“Escrow”) with Title Company for the Property and shall deposit with Title Company fully executed counterparts of this Agreement for use as escrow instructions.

3.   TITLE TO PROPERTY

At Closing, Seller shall convey to Buyer marketable fee simple title to the Property by execution and delivery of a limited warranty deed in recordable form (“Deed”) for the Property in the form customarily used in connection with commercial real property transactions in the state and county in which the Property is situated, subject only to exceptions approved by Buyer. At Closing, Buyer shall receive from Title Company an ALTA Owner’s Extended Policy of Title Insurance written on Form 2006 with liability in the full amount of the Purchase Price insuring fee simple title to the Property in Buyer, subject only to exceptions approved by Buyer, together with an ALTA Endorsement 8.2-06 (Environmental Protection - Commercial) (collectively, the “Title Policy”).

4.   CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE

Buyer’s obligation to purchase the Property is expressly conditioned upon each of the following:

4.1                 Tests and Studies

Buyer shall have determined, in its sole discretion, that it would be feasible, economically or otherwise, to go forward with Buyer's acquisition of the Property. Buyer shall therefore have until the Scheduled Closing Date in which to undertake any tests and studies, including but not limited to, environmental and/or engineering studies (hereinafter collectively referred to as "Tests and Studies") which Buyer, in its sole discretion, deems necessary to determine the feasibility of its acquisition. Further, Seller shall promptly furnish to Buyer a set of building design drawings, existing surveys, plans and specifications, equipment leases, maintenance contracts, leases and any other documents and/or contracts relating to the Property and its day-to-day operation and maintenance and any tenant layout drawings relating to the Property (collectively, the “Deliverables”), to the extent that these Deliverables exist and to the extent that Seller has ownership and possession of such Deliverables. Buyer and its agents shall also have the right from time to time as selected by Buyer to examine and review Seller's books and records relating to the construction, ownership and operation of the Property, including, without limitation, all leases and other occupancy agreements, Tenant files, the final plans and specifications for any improvements, permits and licenses, zoning information, tax bills, utility bills, insurance coverage, supply and maintenance contracts, and all other information necessary for Buyer to familiarize itself with the Property. Seller agrees to cooperate in connection with the foregoing and agree that Buyer, its agents, employees, representatives, or contractors shall be provided promptly, upon request, such information as shall be reasonably necessary to examine the Property and the condition thereof and as shall be in the possession of Seller or reasonably obtainable by Seller. Buyer and its agents, contractors or employees shall have the right to enter upon the Property for the purpose of performing its Tests and Studies, provided said activities shall not in any way permanently damage the Property. Buyer shall use its best efforts to give Seller reasonable prior notice before Buyer enters upon the Property, and Buyer shall hold Seller harmless from any and all liabilities, claims and damages (including costs and reasonable attorneys' fees) arising out of its rights hereunder.

4.2                 Accuracy of Representations

All of Seller’s representations and warranties contained in or made pursuant to this Agreement shall be true and correct in all material respects as of the Closing, and Seller shall have complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

4.3                 Foreign Investments

Buyer’s receipt of the affidavit, certification or notice required by Section 1445 of the Internal Revenue Code of 1986, as amended and the Regulations pursuant thereto, in a form sufficient to relieve Buyer of any potential transferee withholding liability under such Section. If Seller fails to deliver such affidavit, certification or notice to Buyer prior to or at the Closing, or Buyer has knowledge or receives notice of the falsity of such document, then the transactions shall be completed at the Closing, but Buyer shall withhold ten percent (10%) of the “amount realized” (as set forth in the Regulations) by Seller and transmit it to the Internal Revenue Service Center, Philadelphia, PA 19255, all in accordance with Section 1445 and the Regulations pursuant thereto.

4.4                  Asset Purchase Agreement

The closing of the transactions set forth in the Asset Purchase Agreement dated as of the date hereof, by and among HPI DIRECT, INC., a Georgia corporation, as the seller thereunder, RICHARD J. SOSEBEE, KIRBY P. SIMS, JR., and FREDERICK L. HILL, III (each a “Shareholder” and collectively the “Shareholders”), and Buyer (the “Asset Purchase Agreement”) and any other agreements described therein, shall have occurred on or before the Scheduled Closing Date.

5.  CONDITIONS TO SELLER’S OBLIGATION TO SELL

Seller’s obligation to sell is expressly conditioned upon each of the following:

5.1                 Performance by Buyer

Timely performance of each obligation, covenant and delivery required of Buyer.

5.2                 Accuracy of Representations

All of Buyer’s representations and warranties contained in or made pursuant to this Agreement shall be true and correct in all material respects at the Closing, and Buyer shall have complied with all of Buyer’s covenants and agreements contained in or made pursuant to this Agreement.

5.3                 Payment of Purchase Price

Payment of the Purchase Price at the Closing in the manner provided in this Agreement.

5.4                 Asset Purchase Agreement

The closing of the transaction set forth in the Asset Purchase Agreement shall have occurred on or before the Scheduled Closing Date.

6.  BUYER’S DELIVERIES TO TITLE COMPANY AND SELLER

6.1                 Purchase Price

Buyer shall deliver the Purchase Price in Cash to Title Company, less or plus the adjustments, if any, made pursuant to Section 9.

6.2                 Escrow Agreement

Buyer shall execute and deliver the Escrow Agreement (as hereinafter defined) to Title Company.

6.3                 Failure to Deliver

The failure of Buyer to make any required delivery within the specified time shall constitute a material breach by Buyer.

7.   SELLER’S DELIVERIES TO TITLE COMPANY AND BUYER

7.1                 Deed

Seller shall deliver to Title Company the Deed for the Property, duly executed and acknowledged by Seller, subject only to exceptions approved by Buyer. Seller shall also deliver the accompanying PT-61 Transfer Tax Declarations.

7.2                 Association Estoppel

Seller shall make reasonable efforts to deliver to Title Company an estoppel certificate from the Windward Business Center Association in substantially the form previously provided by Buyer to Seller (the “Association Estoppel”) at Closing. In the event the Association Estoppel is not available at Closing, the Association Estoppel shall be deemed a Post-Closing Requirement (as such term is defined in Article 13 hereof).

7.3                 Termination of Lease

Seller shall deliver to Title Company a termination of the lease agreement by and between Seller, as landlord, and HPI Direct, Inc., as tenant, with respect to the Property (the “Lease”).

7.4                 Assignment of Property Rights and Contracts

As part of the Deed, Seller shall assign to Buyer: (i) any and all development rights and other intangible rights and interests owned by Seller and in any way related to, benefiting, or used and/or to be used in connection with the Land; and (ii) all licenses, permits, consents, rights-of-way and approvals that benefit or are related to the Land, including, but not limited to, all riparian and littoral rights, all air rights, all prepaid impact and other fees, all sewer and water rights/commitments, zoning applications and other land use and/or development rights/commitments.

7.5                 Title Documents

Seller shall deliver to Title Company such documents and other items as may be reasonably necessary and customary for the Title Company to issue the Title Policy to Buyer, including, but not limited to: (i) a mechanic’s lien and possession affidavit in sufficient form and substance so as to allow the Title Company to remove the mechanic’s lien exception and parties-in-possession exception from the title policy; and (ii) an affidavit that there have been no changes in the condition of title from that shown in the title commitment delivered to Buyer and containing any statements needed for the Title Company to delete all standard exceptions in the Title Policy to be delivered to Buyer. Seller shall be required to comply with all of the requirements set forth on Schedule B – Section 1 of Chicago Title Insurance Company Commitment No. 20298 ob, dated effective June 1, 2013 (the “Commitment”), including, but not limited to, payment and satisfaction of the Security Instruments described therein as of the Closing Date.

7.6                 Documents Needed to Close

Seller shall deliver to Buyer each and every document described in Section 4, subject to Buyer’s right to waive delivery for the Property.

7.7                 Keys and Codes

Seller shall deliver to Buyer all available keys to any door or lock on the Property, all alarm system codes and operating instructions for same.

7.8                 Affidavit of Seller’s Residence

Seller shall execute and deliver to Buyer and the Title Company an Affidavit of Seller’s Residence to establish that the proceeds from the sale of the Property are not subject to the withholding laws of the State of Georgia (O.C.G.A. § 48-7-128), in form and substance acceptable to both Buyer and the Title Company.

7.9                 Escrow Agreement

Seller shall execute and deliver the Escrow Agreement (as hereinafter defined) to Title Company.

7.10               Failure to Deliver

The failure of Seller to make any required delivery within the specified time shall constitute a material breach by Seller.

8.   THE CLOSING

Title Company shall close the Escrow (“Closing”) on or before July 1, 2013 (“Scheduled Closing Date”), provided that all of the conditions to Buyer's obligation to purchase have been either satisfied or waived. The Escrow shall be deemed closed when (i) all documents required to be delivered to Buyer and Title Company pursuant to this Agreement have been delivered or delivery of such document(s) has been waived; (ii) the Title Company is irrevocably committed to issuing the Title Policy in the form of Buyer’s title objection and closing letter or as otherwise approved in writing by the Title Company; and (iii) all funds required to be delivered to Title Company pursuant to this Agreement have been delivered.

9.   PRORATIONS, COSTS AND EXPENSES

9.1                 Prorations and Apportionments

The following items shall be prorated and apportioned between Seller and Buyer as of 12:01 a.m. on the date of the Closing so that Seller shall bear all expenses with respect to the Property and shall have the benefit of all income with respect to the Property through and including the period preceding the date of the Closing:

(a)     Property Taxes. City, state and county ad valorem taxes for the calendar year of Closing based on the ad valorem tax bill for the Property, for such year. The proration for taxes and assessment, if not known for the year of Closing at the time of Closing, shall be based upon the prior year's ad valorem taxes but shall be adjusted between the parties when the tax statements for the year of Closing are available.

(b)     Special Assessments. Certified, confirmed or ratified special assessment liens as of the Scheduled Closing Date are to be paid by Seller. Pending liens as of the Scheduled Closing Date shall be assumed by Buyer; provided, however, that where the improvement has been substantially completed as of the Scheduled Closing Date, such pending lien shall be considered as certified, confirmed or ratified, and Seller shall, at Closing, be charged an amount equal to the last estimate by the public body of the assessment for the improvement.

(c)     Utility Charges. Sanitary sewer taxes and any other operating expenses associated with the normal operation of the Property, if any, to the extent, and only to the extent, such taxes and charges are not required to be paid by any tenant which is current in the payment of rent and other charges under its lease as of the date of Closing. Utility charges shall be as provided in the working capital calculations of the Asset Purchase Agreement and not through this real estate closing (HPI, as Tenant, currently pays utilities as part of its current lease with Seller as landlord.) Any and all utility deposits previously paid by Seller with respect to the Property shall either be returned to Seller by the appropriate utility company, or, at Buyer's option, Seller shall receive a credit for such deposits at the time of Closing and the deposits shall be assigned to Buyer with the consent and concurrence of the appropriate utility company. (Any utility deposits that were previously paid by the tenant, HPI, shall be as provided in the Asset Purchase Agreement.)

9.2                 Payment of Adjustments to Proration

Either party owing the other party a sum of money based on adjustments made to prorations after the Closing shall promptly pay that sum to the other party, together with interest thereon at the rate of twelve percent (12%) per annum to the date of payment if payment is not made within ten (10) days after mutual agreement of the amount due.

9.3                 Seller’s Costs and Expenses

Seller shall pay the cost of procuring the Title Policy, as-built surveys, documentary or other transfer taxes applicable to the sale, Escrow fee and all other costs and charges of Escrow and the transaction contemplated hereby, the brokerage commissions of Seller’s broker, and Seller's own attorneys' fees.

9.4                 Buyer's Costs and Expenses

Buyer shall pay for Buyer's own attorneys' fees. Buyer shall pay the cost of any additional tests or inspections that Buyer desires in connection with the Property, its own broker/financial advisors fees and expenses, as well as any financing expenses and fees incurred by Buyer in connection with this transaction.

10.   DISTRIBUTION OF FUNDS AND DOCUMENTS

10.1               Escrow Funds

Upon Closing, Title Company shall withhold from the amounts received from Buyer an amount (the “Escrow Funds”) equal to the Purchase Price less the aggregate payoff amounts of the two mortgages held by Columbus Bank and Trust/Bank of North Georgia, a division of Synovus Bank (the “Bank”) ($2,510,765.87 as of July 1, 2013), less Seller’s Costs and Expenses described in Section 9.3. The Seller anticipates that the Escrow Funds will be approximately $960,000 as of July 1, 2013. The Title Company shall deposit the Escrow Funds into an escrow account, which account shall be governed by the terms and conditions of an Escrow Agreement to be mutually agreed upon by and among Buyer, Seller and Title Company (the “Escrow Agreement”).

10.2               Form of Distributions

All disbursements by Title Company shall be made by wire transfers to the account of, and as directed by, the receiving party.

10.3               Recorded Documents

Title Company will cause the Deed (and any other documents which are required by this Agreement to be, or by general usage are, recorded) (collectively referred to herein as “Recorded Documents”) to be recorded with the County Recorder of the County in which the Property is located. Following recordation, Title Company shall deliver by Federal Express (or shall hold for personal pickup, if requested), the Recorded Documents to the grantee, beneficiary or person (i) acquiring rights under the document or (ii) for whose benefit the document was acquired.

10.4               Non-Recorded Documents

Title Company shall, at the Closing, deliver by Federal Express (or shall hold for personal pickup, if requested), each non-recorded document received by Title Company to the payee or person (i) acquiring rights under the document or (ii) for whose benefit the documents were acquired.

10.5               Cash Disbursements

At the Closing, Title Company shall hold for personal pickup or shall arrange for wire transfer (i) to Seller, or order, the cash plus any proration or other credits to which Seller shall be entitled for the Property and less the Escrow Funds (as hereinafter defined) and any appropriate proration or other charges and (ii) to Buyer, or order, any excess funds previously delivered to Title Company by Buyer. Title Company shall deposit the Escrow Funds into the Escrow Account (as such terms are hereinafter defined).

10.6               Copies of Documents

Promptly following the Closing, Title Company shall deliver to Buyer and to Seller a copy of the Deed (conformed to show recording data) and each other recorded document for the Property.

11.   REPRESENTATIONS AND WARRANTIES OF SELLER

11.1               Authority of Seller

Seller is limited liability company duly organized and validly existing and in good standing under the laws of the State of Georgia; is validly existing, in good standing and authorized to do business in the State of Georgia; and has the authority to own and convey the Property. This Agreement and all documents executed by Seller which are to be delivered to Buyer are duly authorized, executed, and delivered by Seller and do not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

11.2               Condition of Property

Seller has received no written notice of any, and to Seller’s Knowledge (the term “to Seller’s Knowledge” shall be as defined in the Asset Purchase Agreement, which defined term is incorporated herein) there are no, physical or mechanical defects of the Property, including, without limitation, the elevators, escalators, plumbing, heating, air conditioning, ventilating, emergency safety systems and electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable Laws (as such term is defined in the Asset Purchase Agreement), including, but not limited to, the Americans with Disabilities Act. In addition, there are no existing leases, licenses, concessions or other similar possessory agreements affecting the Property, except for Lease described in Section 7.3 herein.

11.3               Use and Operation

To Seller’s Knowledge, the use and operation of the Property (including, but not limited to, all generators or boilers located thereon, if any) is in compliance with all existing permits and all applicable building codes, safety, fire, environmental, zoning and land use laws, and other applicable Laws (as such term is defined in the Asset Purchase Agreement), and Seller has received no written notice of any non-compliance with the items listed in this sentence. Seller knows of no facts nor has Seller failed to disclose to Buyer any fact which would invalidate any existing permit, cause any existing permit not to be renewed or otherwise prevent Buyer from using and operating the Property after the Closing in the manner in which the Property has been used, leased and operated prior to the date of this Agreement.

11.4               Land Use Regulation

There are no condemnation, environmental, zoning or other land use regulation proceedings instituted, or, to Seller’s Knowledge, contemplated or threatened, which could detrimentally affect the use or operation of the Property or the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property.

11.5               Litigation

There is no litigation, pending or, to Seller’s Knowledge, threatened, against Seller or any basis therefor that arises out of the ownership of the Property, or that might detrimentally affect the use or operation of the Property for its intended purpose or the value of the Property, or adversely affect the ability of Seller to perform its obligations under this Agreement.

11.6               Other Contracts to Convey

Seller has not committed nor obligated itself in any manner whatsoever to sell the Property to any party other than Buyer. Seller has not hypothecated or assigned any rents or income from the Property in any manner that will survive the Closing.

11.7               Environmental Compliance/Hazardous Materials

To Seller’s Knowledge, and except as set forth in that certain Phase I Environmental Site Assessment, dated October 6, 2006 prepared by Nova Engineering and Environmental, Inc.; that certain Report of Pre-Demolition Asbestos Survey, dated October 6, 2006 prepared by Nova Engineering and Environmental, Inc.; and that certain Report of Subsurface Exploration, dated January 14, 1999 prepared by Atlanta Testing and Engineering (collectively, the “Environmental Reports”), which Environmental Reports have been delivered to Buyer by Seller, the Property is not in violation of or subject to any remedial obligation arising under any federal, state, or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under or about the Property including, but not limited to, soil and groundwater conditions (“Applicable Laws”). There are no Hazardous Materials (as defined below) present on the Property in violation of Applicable Laws. Seller further warrants and represents that during the time in which the Property was owned or operated by Seller or the immediate predecessor in title, neither Seller nor any third party has used, generated, manufactured, produced, stored or disposed of on, under or about the Property or transported to or from the Property any Hazardous Materials in violation of Applicable Laws. There is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to the Property. To Seller’s Knowledge, there are no storage tanks located in or under the Property. The term “Hazardous Material” means, but is not limited to, any substance, material, or waste which is toxic, ignitable, reactive, or corrosive; which is or can be injurious to the health, safety, or welfare of the public or environment, and which is or becomes regulated by any local or state governmental authority or the United States Government. The term “Hazardous Material” includes, without limitation, any material or substance which is (i) defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “pollutant or contaminant,” or “hazardous material,” by any Federal, local or state law, (ii) oil and petroleum products and their by-products, (iii) asbestos or asbestos-containing materials, (iv) designated as a “hazardous substance” pursuant to the Federal Water Pollution Control Act, (v) defined as a “hazardous waste” pursuant to the Federal Resource Conservation and Recovery Act, or (vi) defined as a “hazardous substance” pursuant to the Comprehensive Environmental Response, Compensation and Liability Act. Seller has disclosed to Buyer in writing all information in Seller's possession or control that relates to the environmental condition of the Property.

11.8               Property Tax Assessment

There are no special assessments levied against the Property except as appear on the last available tax statement. Notwithstanding any other provision of this Agreement to the contrary, if Buyer shall become liable after the Closing for payment of any property taxes assessed against the Property for any period of time prior to the Closing, Seller shall immediately pay to Buyer on demand an amount equal to such tax assessment.

11.9               Agreements Affecting the Property

There are no leases, easements, encumbrances, or other agreements affecting the Property except as otherwise disclosed to Buyer by Seller in writing and approved by Buyer, including, without limitation, as to be reflected in the Title Policy, and except for Lease described in Section 7.3.

11.10             Use Permits and Other Approvals

To Seller’s Knowledge, Seller has obtained all licenses, permits, approvals, easements and rights of way required from all governmental authorities having jurisdiction over the Property or from private parties for the current use and operation of the Property and to ensure free and unimpeded vehicular and pedestrian ingress to and egress from the Property as required to permit the normal intended usage of the Property. To Seller’s Knowledge, Seller has complied with all licenses and permits, including, without limitation, wastewater discharge permits and air permits, and has no knowledge, nor received any notice, that any licenses or permits will not be renewed upon expiration, or of any material conditions which will be imposed in order to receive any renewal.

11.11             Access to Highways and Roads

The Property has full and free access to and from publicly dedicated streets and roads, including without limitation Dodd Drive (a/k/a McFarland Drive) and Goddard Court, and Seller has no knowledge of any fact or condition which would result in the termination or impairment of such access.

11.12             Zoning

The present zoning and land use classification of the Property according to the current and applicable zoning ordinances and land use plan are satisfactory for its present utilization. There are no proceedings to change such zoning classification or land use plan or the conditions applicable thereto, and Seller shall not itself apply for or acquiesce in any such change. There exists no violation of any requirement or condition to such zoning classification or land use plan which is applicable to the Property.

11.13     Encroachments

There are no encroachments upon the Property and the Improvements do not encroach on any easement or on any land not included within the boundary lines of the Property or over any applicable setbacks to which the Property is subject, and there are no neighboring improvements encroaching on the Property.

11.14     Broker

Seller warrants to Buyer that other than as set forth in the Asset Purchase Agreement, there are no brokerage commissions, finder’s or advisor fees payable as a result of the Closing herein or as a result of any agreements with Seller or actions of Seller. Seller shall indemnify and hold harmless Buyer from any claims, costs, damages, or liability based on any statement, representations, or agreement by Seller with respect to the payment of any brokerage commissions, finder’s or advisor fees that would be owed by Seller.

12.   REPRESENTATIONS & WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

12.1               Authority of Buyer

Buyer is a corporation duly organized and validly existing under the laws of the State of Florida. This Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer, and are, or at the Closing will be, legal, valid and binding obligations of Buyer, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

12.2               Litigation

There is no litigation pending or, to Buyer’s knowledge, threatened, against Buyer or any basis therefore before any court or administrative agency that might adversely affect the ability of Buyer to perform its obligations under this Agreement.

12.3               Financial Condition

Buyer has adequate financial resources to make timely payment of all sums due from Buyer hereunder and to perform all of its obligations hereunder.

12.4               No Broker

Buyer warrants that, except as disclosed in the Asset Purchase Agreement, there are no brokerage commissions, finder’s or advisor fees payable in connection with the transaction contemplated hereby as a result of any agreements with Buyer or actions of Buyer. Buyer shall indemnify and hold harmless Seller from any claims, costs, damages or liability based on any statement, representations or agreement by Buyer with respect to the payment of any brokerage commissions, finder’s or advisor fees that would be owed by Buyer.

13.    POST-CLOSING

13.1               Survey

No later than July 31, 2013, Seller shall furnish to Buyer a survey of the Property (the “Survey”) prepared by surveyors acceptable to Buyer. The Survey shall be certified within thirty (30) days after the Closing Date and shall:

(a)     Set forth an accurate description of the Property;

(b)     Locate all existing easements and rights-of-way (setting forth the book and page number of the recorded instruments creating the same), alleys, streets and roads;

(c)     Show any encroachments upon or by the land and Improvements;

(d)     Show all existing Improvements (such as buildings, power lines, fences, etc.);

(e)     Contain a surveyor's certification in favor of Buyer and the Title Company and such other parties as Buyer may designate;

(f)     Show all dedicated and maintained public streets providing access to the Property and whether such access is paved to the property line of the land;

(g)     Set forth the square footage of the land;

(h)     State whether the Property is located in a flood zone and, if so, the specific flood zone designation of the Property;

(i)      Show all applicable set-back lines with reference to the source of the setbacks;

(j)      Be prepared in conformity with minimum standard detail requirements for land title surveys of the American Land Title Association and the American Congress on Surveying and Mapping; and

(k)     Otherwise be in form and substance reasonably acceptable to Buyer.

13.2               Post-Closing Requirements

Within sixty (60) days after the Closing Date (the “Post-Closing Period”), Seller shall complete all of the following items (collectively, the “Post-Closing Requirements”) to Buyer’s satisfaction and at Seller’s sole cost and expense:

(a)     Deliver to Buyer the Survey, as described in Section 13.1 hereinabove;

(b)     Cause the surveyor to make such revisions to the Survey as may be reasonably requested by Buyer or Title Company;

(c)     Deliver to Buyer and the Title Company the Association Estoppel, if such document was not delivered by Seller on the Closing Date;

(d)     Execute and deliver to Buyer a quit-claim deed as to the legal description prepared from the Survey (in the event such legal description differs from that set forth in the Title Policy);

(e)     Satisfy any additional title requirements that may arise from the Survey;

(f)      Obtain a Quitclaim Deed from the property owner to the west of Tract III (the “West Owner”), releasing any rights such West Owner may have in Tract III of the Property, and satisfy any other title requirement associated therewith;

(g)     Cause the Title Company to provide Buyer with the following:

(i)     Such endorsements as may be reasonably requested by Buyer following receipt of the Survey, including, but not limited to: contiguity, ALTA Endorsement 17.0-06 (Access and Entry), zoning, survey and comprehensive; and

(ii)     An endorsement adding all appurtenant easements to the insured parcel, deleting the standard survey exceptions (any specific survey exceptions shall be subject to Buyer’s approval), deleting any exceptions that the Survey shows do not encumber the Property, deleting any exceptions pertaining to any claims of the West Owner to the Property, and deleting any exceptions for property owner association fees.

(h)     Take such further action as may be required by Seller in order to comply with the representations and warranties described in this Agreement, in the event the Survey reveals a matter that would otherwise render such representations and warranties false.

14.   INDEMNIFICATION

Unless otherwise defined herein, all capitalized terms used in this Section 13 shall have the same meaning as ascribed in the Asset Purchase Agreement; provided, however, that the term “Seller” shall mean the Seller under this Agreement.

14.1               Survival

The representations and warranties contained in this Agreement shall survive the Closing for a period ending twenty-four (24) months after the Closing Date (the “Expiration Date”); provided, however, that (i) the Expiration Date for the representations and warranties set forth in Section 11.7 (Environmental Compliance/Hazardous Materials) shall be thirty (30) months after the Closing Date; (ii) there shall be no Expiration Date for (A) the representations and warranties set forth in Section 11.1 (Authority of Seller) and (B) the representations and warranties underlying any claims arising from, in connection with or related to any fraudulent or intentional misrepresentation of any representation or warranty in this Agreement, and (iii) representations or warranties subject to an indemnification claim delivered prior to the Expiration Date will survive until such claim is finally resolved in accordance with this Agreement; provided, that the Indemnified Party must bring an Action to enforce the indemnification provisions with respect to such claim within twelve (12) months of providing notice to the Indemnifying Party, if such claim has not already been resolved. All of the covenants and agreements of the parties contained in this Agreement shall survive after the date of this Agreement in accordance with their terms.

14.2               Indemnification of the Buyer Parties

From and after the Closing Date, Seller shall indemnify and hold harmless the Buyer Parties from and against any and all Losses, whether or not arising from a Third Party Claim, incurred by a Buyer Party that arises out of, results from, or is connected with (a) the inaccuracy or breach of any of the representations or warranties of the Seller set forth in this Agreement or in any of the documents to be delivered to Buyer at Closing or during the Post-Closing Period; (b) the failure or breach of the Seller to perform any of their respective covenants or other agreements contained in this Agreement; or (c) the failure or breach of Seller to comply with all of the Post-Closing Requirements within the Post-Closing Period. For purposes of this Agreement, the term “Losses” (as such term is defined in the Asset Purchase Agreement) shall also include any loss of value of the Property, loss of use of the Property and adverse effect on marketability of the Property.

14.3               Indemnification of the Seller

From and after the Closing, the Buyer shall indemnify and hold harmless the Seller from and against any and all Losses, whether or not arising from a Third Party Claim, incurred by the Seller that arises out of, results from, or is connected with: (a) the inaccuracy or breach of any of the representations or warranties of the Buyer set forth in this Agreement, or (b) the failure or breach of the Buyer to perform any of its respective covenants or other agreements contained in this Agreement.

14.4               Limitations on Indemnification.

(a)     The obligations of Seller under Section 14.2(a), in the aggregate, will not exceed an amount equal to $1,000,000 (the "Seller’s Cap"), subject to the other terms of this Article 14.

(b)     Buyer’s obligations under Section 14.3(a), in the aggregate, will not exceed an amount equal to $1,000,000 (“Buyer’s Cap”), subject to the other terms of this Article 14.

(c)     Notwithstanding the foregoing terms of this Section, the Indemnified Parties (as such term is defined in the Asset Purchase Agreement) will be entitled to recover for, and the Sellers’ Cap, and the Buyer’s Cap will not apply to, any Losses arising out of, in connection with or related to: (A) fraud or willful misconduct; (B) fraudulent misrepresentation; or (C) any breach of the representations and warranties in Section 11.1(a) (Authority of Seller), Section 11.3 (Use and Operation), Section 11.6 (Other Contracts to Convey), Section 11.9 (Agreements Affecting the Property), Section 11.4 (Land Use Regulation), Section 11.5 (Litigation), Section 11.10 (Use Permits and Other Approvals), Section 11.11 (Access), Section 11.12 (Zoning) and Section 11.13 (Encroachments).

(d)     Payments by an Indemnifying Party pursuant to Section 14.2 and Section 14.3 shall be limited to the amount of any Losses that remain after deducting from such Losses any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by the Indemnified Parties from any third party with respect to such claim. Notwithstanding the foregoing, no Indemnifying Party is required to pursue or attempt to recover any insurance and the Indemnifying Party shall not defer payment of Losses to the Indemnified Party pending the resolution of insurance claims.

14.5               Provisions Related to Indemnification of the Buyer Parties

14.5.1     Notwithstanding anything in this Agreement to the contrary, for purposes of determining the inaccuracy or breach of any representation or warranty for purposes of Section 14.2(a), and for purposes of calculating the amount of Losses of the Buyer Parties, each representation and warranty of the Seller shall be read without regard and without giving effect to any materiality or Material Adverse Effect or similar standard or qualification contained therein (as if such standard or qualification were deleted from such representation or warranty).

14.5.2     The representations, warranties and covenants of the Seller and the Buyer Parties’ rights to indemnification with respect thereto shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Buyer or any other Buyer Party (including by any of their advisors, consultants or representatives) or by reason of the fact that the Buyer or any other Buyer Party or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is, was or might be inaccurate. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or other remedy based on such representations, warranties, covenants, and obligations.

14.6               Indemnification Procedures

The provisions of Section 5.5 of the Asset Purchase Agreement are incorporated herein by reference as if fully set forth herein; except that the term “Seller” shall mean the Seller under this Agreement.

14.7               Payments

The provisions of Section 5.6 of the Asset Purchase Agreement are incorporated herein by reference as if fully set forth herein; except that the term “Seller” shall mean the Seller under this Agreement.

14.8               Set-Off

Upon notice to the Seller, the Buyer may set off any amount to which any Buyer Party claims to be entitled from the Seller against amounts otherwise payable to the Seller. The exercise of such right of setoff by the Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a default under this Agreement, regardless of whether the Seller disputes such setoff claim, or whether such setoff claim is for a contingent or an unliquidated amount. Neither the exercise of, nor the failure to exercise, such right of setoff will constitute an election of remedies or limit in any manner the enforcement of any other remedies that may be available to the Buyer or any other Person.

14.9               Tax Treatment of Indemnification Payments

All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price (as defined in this Agreement) for Tax purposes, unless otherwise required by Law.

14.10             Cumulative Remedies

The rights and remedies provided in this Section 14 are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise..

15.   POSSESSION

Possession of the Property shall be delivered to Buyer at the Closing.

16.   NOTICES

All notices, request or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (i) when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given; or (ii) the date delivered when sent via overnight mail, properly addressed and postage prepaid; or (iii) via facsimile transmission on a machine that prints the date and time of transmission on the notice; or (iv) seventy-two (72) hours after the time the same is sent by United States certified mail, properly addressed, postage prepaid, and return receipt requested. Notwithstanding the prescribed methods of delivery set forth above, actual receipt of written notice by a party designated below shall constitute notice given in accordance with this Agreement on the date received, unless deemed earlier given pursuant to the foregoing methods of delivery. The proper address to which notices, requests or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance to this Section.

If to Buyer:

Superior Uniform Group, Inc.

10055 Seminole Blvd.

Seminole, FL 33772

Facsimile: 727-803-2686

Attn: General Counsel

Email: jalpert@sug.biz

with courtesy copies to (which shall not constitute notice):

Hill Ward Henderson

101 E. Kennedy Boulevard

Suite 3700

Tampa, Florida 33602

Facsimile: 813-221-2900

Attention: David S. Felman

Email: dfelman@hwhlaw.com

If to Seller:

TAA Investments, LLC

445 Heards Ferry Road

Atlanta, Georgia 30328

Attn: Richard J. Sosebee

Facsimile: (678) 942-1801

Email: rsosebee@hpidirect.net

with courtesy copies to (which shall not constitute notice):

Duane Morris LLP

1075 Peachtree Street

Suite 2000

Atlanta, GA 30309

Attention: G. Kirk Domescik

Fax: (404) 393-1031

Email: kdomescik@duanemorris.com

If to Title Company:

Hughes White Kralicek, P.C.

2110 Powers Ferry Road, Ste. 440

Atlanta, GA 30339

Facsimile: 770.955.0049

Attn: John White, Esq.

Email: jwhite@hwkpc.com

17.    GENERAL PROVISIONS

17.1               Recitals

The Recitals set forth above commencing on Page 1 of this Agreement are incorporated herein by reference.

17.2               Manner of Taking Title

Buyer shall have the right to take title to the Property at the Closing in a name other than Buyer’s name.

17.3               Right to Assign

Buyer shall have the right to assign Buyer's rights hereunder to any affiliate of Buyer without Seller’s consent, but any such assignment shall not relieve Buyer of Buyer's obligations herein unless Seller expressly relieves Buyer.

17.4               Gender; Number

The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural whenever the context requires.

17.5               Captions

Captions in this Agreement are inserted for the convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of its terms.

17.6               Exhibits

All attached exhibits are a part of this Agreement and are incorporated in full by this reference.

17.7               Calculation of Days

The provisions of this Agreement relative to number of days shall be deemed to refer to calendar days, unless otherwise specified. If the date of performance or the last day for performance of an obligation under this Agreement occurs on a calendar day which is a Saturday, Sunday or a day which is, in the city and state in which Title Company is located, either a legal holiday or a day on which banking institutions are authorized by law to remain closed for the entire day, then performance of such obligation shall be extended to the next calendar day which is not one of such days.

17.8               Entire Agreement

This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Agreement.

17.9               Modification

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge or change is or may be sought.

17.10             Attorneys’ Fees

Except as otherwise specified in this Agreement, each party hereto shall bear its own costs and expenses (including investment advisory and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated by this Agreement. In the event of a lawsuit, arbitration, or other legal proceeding arising out of or related to this Agreement, the non-prevailing party shall reimburse the prevailing party, on demand, for its reasonable attorneys’ fees and costs, including those for in-house counsel, those incurred in litigating entitlement to attorneys’ fees and costs, and those incurred in determining or quantifying the amount of recoverable attorneys’ fees and costs. The reasonable “costs” to which the prevailing party is entitled to recover shall include costs that are taxable under any applicable Law (as such term is defined in the Asset Purchase Agreement) or guideline, as well as non-taxable costs, including costs of investigation, copying costs, electronic discovery costs, electronic research costs, telephone charges, mailing and delivery charges, consultant and expert witness fees, travel expenses, court reporter fees, and mediator fees, regardless of whether, in each case, such cost is otherwise taxable or non-taxable. Notwithstanding the foregoing, solely in the case of arbitration, (a) each party shall pay all of the fees and costs payable to the Arbitrator that it selects, whether or not it is the prevailing party, and (b) the fees and costs payable to the mutually agreed-upon Arbitrator or Arbitrator appointed by the American Arbitration Association shall be paid by the non-prevailing party. For clarity, all other expenses and costs incurred in arbitrator shall be recoverable by the prevailing party in accordance with this Section 16.10. The term “legal fees” or “attorneys’ fees” shall mean those actual fees charged on an hourly rate and not as a mere percentage of the amount claimed or amount in dispute.

17.11             Joint and Several Liability

If any party consists of more than one person or entity, the liability of each such person or entity signing this Agreement shall be joint and several.

17.12             Choice of Law

This Agreement and all claims arising from and relating to this Agreement and the transactions contemplated hereby shall be governed by and interpreted and enforced in accordance with the Laws of the State of Georgia, without regard to the conflicts of Laws rules thereof.

17.13             Arbitration

Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, including the validity or performance hereof and thereof (collectively, “Disputes”), even though some or all of such Disputes allegedly are extra-contractual in nature, and whether such Disputes sound in contract, tort or otherwise, shall be resolved by binding arbitration pursuant to this Agreement, following the procedures contained in this Section 16.13. A panel of three arbitrators (collectively, the “Arbitrators”) shall be selected as follows: (i) one arbitrator shall be selected by the Seller, (ii) one arbitrator shall be selected by the Buyer, and (iii) one arbitrator shall be mutually agreed to by the Seller and the Buyer; provided that, if the parties cannot mutually agree to the third Arbitrator, the third Arbitrator shall be appointed by the American Arbitration Association from its panel of neutral arbitrators. Each Arbitrator must be independent and have reasonable experience in acquisition transactions of the type provided for in this Agreement. Each party agrees to execute an engagement letter in the customary form required by the Arbitrators. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect from time to time (the “Commercial Rules”), except as modified by the agreement of the parties and the following provisions:

(a)     On any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall be controlling.

(b)     The forum for arbitration shall be in Atlanta, Georgia. Any party may commence arbitration of a Dispute by a demand for arbitration served on the other parties under Section 6.4.

(c)     The Arbitrators will be empowered to hear all Disputes, including the determination of the scope of arbitration. Consistent with the expedited nature of arbitration, (i) each party will, on the written request of the other party, promptly provide the other with copies of non-privileged documents relevant to the issues raised in any Dispute, and (ii) at the request of any party, the Arbitrators shall have the discretion to order examination of witnesses to the extent the Arbitrators deem such additional discovery relevant and appropriate based on good cause shown and with due consideration for the nature of the Dispute and the amount in dispute. Any dispute regarding discovery, or the relevance or scope thereof, will be conclusively determined by the Arbitrators.

(d)     The Arbitrators may enter a default decision against any party who fails to participate in the arbitration proceeding.

(e)     The Arbitrators shall be bound by and shall enforce the terms of this Agreement. The Arbitrators’ decision shall be made by majority vote of the Arbitrators. The Arbitrators’ decision shall in writing and in the form of a reasoned opinion, and a court reporter shall record all hearings. Any award rendered by the Arbitrators regarding the Dispute shall be final, non-appealable, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction, provided that the Arbitrators shall have no power or authority to grant punitive damages, injunctive relief, specific performance or other equitable relief.

Notwithstanding the foregoing, nothing herein shall prohibit a party from instituting judicial proceedings to (a) compel arbitration in accordance with this Section 16.13; (b) obtain orders to require witnesses to obey subpoenas issued by the Arbitrators or as may otherwise be necessary to facilitate the arbitration proceedings; (c) seek injunctive relief, specific performance or other equitable relief; or (d) secure confirmation or enforcement of any arbitration award rendered pursuant to this Agreement.

17.14             Consent to Jurisdiction and Service of Process; Waiver of Jury Trial

SUBJECT TO SECTION 16.13, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OBLIGATIONS HEREUNDER, OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN FORSYTH COUNTY, GEORGIA OR FEDERAL DISTRICT COURT IN ATLANTA, GEORGIA. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PARTIES IRREVOCABLY (A) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (B) WAIVE ANY OBJECTIONS WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (C) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT SHALL BE MADE BY HAND DELIVERY OR NATIONALLY-RECOGNIZED OVERNIGHT DELIVERY SERVICE, TO SUCH PARTY AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ACCORDANCE WITH SECTION 15, AND (D) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

17.15             Time of Essence

Time is of the essence of this Agreement and every provision hereof.

17.16             Severability

In the event any term, covenant, condition or provision of this Agreement is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition or provision is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition or provision of this Agreement.

17.17             Successors and Assigns

All terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and assigns.

17.18             Drafting

This Agreement shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

17.19             OFAC Compliance

17.19.1

Seller represents and warrants that (a) Seller and each person or entity owning an interest in Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons Listed maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction or other prohibition of United States law, regulation or Executive Order of the President of the United States, (b) none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly), (d) none of the funds of Seller have been derived from any unlawful activity with the result that the investment in Seller is prohibited by law, and (e) Seller has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.A. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Seller is prohibited by law or Seller is in violation of law.

17.19.2

Seller covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos economic sanctions, now or hereafter in effect, (b) to immediately notify Buyer in writing if any of the representations, warranties or covenants set forth in this Section are no longer true or have been breached or if Seller has a reasonable basis to believe that they may no longer be true or have been breached and (c) at the request of Buyer, to provide such information as may be requested by Buyer to determine Seller's compliance with the terms hereof.

17.19.3

Seller represents and warrants that it has not heretofore and shall not permit the Property or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis) prior to the Closing, and any such use or occupancy of the Property by any such person or entity shall be a material default of this Agreement.

17.20             No Agreement Until Accepted

Buyer's delivery of unexecuted copies or drafts of this Agreement is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by Buyer nor in any way implies that Buyer is under any obligation to purchase the Property. When this Agreement has been executed by both Buyer and Seller, it shall constitute a binding agreement to purchase and sell the Property upon the terms and conditions provided herein and Buyer and Seller agree to execute all instruments and documents and take all actions as may be reasonably necessary or required in order to consummate the purchase and sale of the Property as contemplated herein.

17.21             Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall together constitute but one agreement. Any signature on a copy of this Agreement or any document necessary or convenient thereto sent electronically or by facsimile shall be binding upon transmission and the electronic or facsimile copy may be utilized for the purposes of this Agreement.

THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY.

[SIGNATURE PAGE TO REAL ESTATE PURCHASE AGREEMENT

AND ESCROW INSTRUCTIONS]

SELLER:	BUYER:

TAA INVESTMENTS, LLC a Georgia limited liability company	SUPERIOR UNIFORM GROUP, INC., a Florida corporation
By:/s/ Richard Sosebee Name:Richard Sosebee Title:Manager	By:/s/ Andrew D. Demott, Jr. Name:Andrew D. Demott, Jr. Title:Executive Vice President & CFO

Date:July 1, 2013	Date: July 1, 2013

TITLE COMPANY:

HUGHES WHITE KRALICEK, P.C.
By: /s/ John A. White, Jr. Name:John A. White, Jr. Title:Attorney/Agent

Date: July 12, 2013

REAL ESTATE PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

EXHIBIT “A”

LEGAL DESCRIPTION OF PROPERTY

        ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 983 and 1033 of the 2nd District, 1st Section of Forsyth County, Georgia, and being more particularly described as follows:

TRACT I

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 1033 of the 2nd District, 1st Section, Forsyth County, Georgia, as shown on a plat entitled "Survey for Doyle M. Lovelace and Eva Shenesta Lovelace", dated July 16, 1985, prepared by B. Keith Rochester & Associates, Inc., Registered Surveyors and being more particularly described as follows:

BEGINNING at an iron pin found on the northern land lot line of Land Lot 1033 where said land lot line intersects with the easterly right-of-way of Dodd Drive a/k/a Big Creek Lane, and running thence from said BEGINNING point S 88° 43' E, 23.7 feet to an iron pin found; thence S 88° 43' 42" E, 214 feet to an iron pin found; thence S 0° 35' 8" E, 208.71 feet to and iron pin found; thence N 88° 43' 42" W, 220.7 feet to an iron pin found; thence N 1° 7' 48" E, 26.14 feet to an iron pin found; thence N 1° 16' 18" E, 182.46 feet to an iron pin found and the POINT OF BEGINNING.

TRACT II

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 983 and 1033 of the 2nd District, 1st Section, Forsyth County, Georgia and being more particularly described as follows:

BEGINNING at a point which point is located at the land lot corner common to Land Lots 962, 963, 982 and 983, Forsyth County, Georgia; thence running S 43° 38' 36" E, a distance of 1249.53 feet to an iron pin located at the northwest corner of Lot 5 of the Windward Business Center, Forsyth County, Georgia and which iron pin is located along the northeasterly right-of-way line of Goddard Court; thence running S 09° 18' 25" E along the northeasterly right-of-way line of Goddard Court a distance of 230.00 feet to a point said point being the POINT OF BEGINNING; thence running N 80° 44' 15" E a distance of 213.13 feet to an iron pin found; thence running S 16° 34' 12" E a distance of 98.31 feet to a point; thence running S 18° 39' 04" E a distance of 111.81 feet to a point; thence running S 11° 59' 04" E a distance of 249.28 feet to an iron pin found; thence running S 78° 07' 57" W a distance of 431.25 feet to an iron pin set; thence running N 00° 35' 08" W a distance of 249.97 feet to an iron pin set; thence running N 80° 41' 35" E a distance of 77.56 feet to an iron pin set; thence running N 09° 18' 25" W a distance of 147.97 feet to an iron pin set; thence running in a southeasterly direction being along the arc of a curve to the right an arc distance of 278.45 feet (said arc having a radius of 62.00 feet and being subtended by a chord of 96.83 feet having a bearing of N 42° 02' 00" E) to a point; thence running in a northwesterly direction being along the arc of a curve to the left an arc distance of 26.99 feet (said arc having a radius of 20.00 feet and being subtended by a chord of 24.99 feet having a bearing of N 47° 58' 00" W) to a point; thence running N 09° 18' 25" W a distance of 1.24 feet to a point, said point being the POINT OF BEGINNING, said property being described as Tract 6 and Tract 7 and having a total area of 3.41 acres, more or less (Tract II).

TRACT III

0.215 Acres

Dodd Drive Abandonment

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lot 1033 of the 2nd Land District 1st Section Forsyth County, Georgia and being more particularly described as follows:

BEGINNING at the intersection of the Land Lot line common to Land Lots 983 and 1033 and the easterly right of way of Dodd Drive; Thence from said point as thus established, traveling South 01 degrees 16 minutes 18 seconds West for a distance of 181.46 feet to a point; Thence South 01 degrees 07 minutes 48 seconds West for a distance of 26.14 feet to a point; Thence North 88 degrees 52 minutes 12 seconds West for a distance of 45.00 feet to a point; Thence North 01 degrees 07 minutes 48 seconds East for a distance of 26.20 feet to a point; Thence North 01 degrees 16 minutes 18 seconds East for a distance of 181.52 feet to a point; Thence South 88 degrees 43 minutes 42 seconds East for a distance of 45.00 feet to a point, said point being THE TRUE POINT OF BEGINNING.

Said property (Tract III) contains 0.215 acres.

TOGETHER WITH

TRACT IV

ACCESS EASEMENT GODDARD COURT:

TOGETHER WITH easements and other real property rights created in Road Easement Agreement dated Jan 22 1999 between Westerra Windward LLC and Northwinds, LLC recorded in Deed Book 1443, Page 143, records of the Clerk of the Forsyth County Superior Court, Georgia.

TOGETHER WITH

TRACT V

APPURTENANT EASEMENTS ARISING FROM DECLARATION

TOGETHER WITH easements and other real estate rights benefitting the Insured as owners created in Declaration of Covenants, Conditions and Restrictions for Windward Business Center Association, dated March 28, 1983, filed April 1, 1983, and recorded at Deed Book 238, page 302, Forsyth County, Georgia Records, and re-recorded on January 11, 1984, and recorded at Deed Book 255, page 366, aforesaid records, as amended.